UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2017

Eastern Virginia Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	000-23565	54-1866052
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10900 Nuckols Road, Suite 325, Glen Allen, Virginia	23060
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 443-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

2017 Annual Meeting of Shareholders

As previously disclosed, on December 13, 2016, Eastern Virginia Bankshares, Inc. (“EVBS”) and Southern National Bancorp of Virginia, Inc. (“SONA”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which EVBS will merge with and into SONA (the “Merger”) and SONA will be the surviving corporation in the Merger.

On February 23, 2017, the EVBS Board of Directors decided to postpone the 2017 Annual Meeting of Shareholders because of the pending transactions contemplated by the Merger Agreement, which are expected to close in the second quarter of 2017.

As a result of the postponement of the 2017 Annual Meeting of Shareholders, the due dates for the submission of any qualified shareholder proposal under the rules of the Securities and Exchange Commission (the “SEC”) and EVBS’s bylaws, described in the EVBS 2016 Proxy Statement filed with the SEC on April 21, 2016, are no longer applicable. In the event the EVBS Board of Directors determines it advisable to hold the 2017 Annual Meeting of Shareholders, EVBS will notify shareholders of the new meeting date and the due dates by which any qualified shareholder proposal should be submitted. Any such notice will be provided in accordance with state law, the EVBS bylaws and the requirements of the SEC.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERN VIRGINIA BANKSHARES, INC.

Dated: February 27, 2017

	By:	/s/ J. Adam Sothen
J. Adam Sothen
Executive Vice President &
Chief Financial Officer